Exhibit 10.3

EXECUTION VERSION

Dated March 10, 2022

Pledge and Security Agreement

between

B. Riley Principal Commercial Capital, LLC,

a Delaware limited liability company

and

FaZe Clan Inc.

a Delaware corporation

i

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as amended, restated or otherwise modified from time to time, this “Agreement”) is made as of March 10, 2022, by and between Faze Clan Inc., a Delaware corporation (the “Company”), and B. Riley Principal Commercial Capital, LLC, a Delaware limited liability company (the “Secured Party”).

RECITALS

(A)	The Secured Party has advanced funds to the Company in exchange for the issuance to the Secured Party of one or more Term Notes evidencing the Company’s obligation to repay the Secured Party’s loans of such advanced funds.

(B)	The parties have agreed that the Company’s obligations under such Term Notes will be secured by the Company’s grant to the Secured Party of a security interest in and to certain collateral, pursuant to the terms and conditions of this Agreement and the Loan Agreement (as hereinafter defined).

(C)	The parties acknowledge and agree that this Agreement is subject to the terms of (i) the Intercreditor Agreement, by and among, the Company, the Secured Party, CPH Phase II SPV LP and CPH Phase III SPV LP, dated as of the date of this agreement (the “CPH Intercreditor Agreement”) and (ii) the Intercreditor Agreement, by and among the Company, the Secured Party and Cox Investment Holdings, Inc., dated as of the date of this agreement (the “Cox Intercreditor Agreement” and, together with the CPH Intercreditor Agreement, the “Intercreditor Agreements”).

(D)	Capitalized terms not defined herein shall have the meaning set forth for such terms in the Loan Agreement (including by reference to the Term Notes).

Now, therefore, the parties hereby agree as follows.

ARTICLE I

SECURITY

Section 1.01 Grant of Security Interest. As security for payment and performance of all Indebtedness (as defined below) issued under the Loan Agreement and related Transaction Documents as and when due, the Company hereby pledges and grants to the Secured Party a lien and security interest in the Collateral (as defined below). For purposes of this Agreement, “Indebtedness” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to the Secured Party or any other lender pursuant to the terms of (i) the Loan Agreement, (ii) this Agreement, and (iii) the other documents executed in connection with the documents described in the foregoing clauses (i) through (ii), including, without limitation, all interest, fees, charges, expenses, costs of collection, attorneys’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest), and whether or not allowed or allowable as a claim in any such proceeding.

Section 1.02 Collateral Defined. As used in this Agreement, the term “Collateral” means, collectively, the assets described in Exhibit A attached hereto.

Section 1.03 Financing Statements. Concurrently with the execution of this Agreement by the parties hereto, the Secured Party is authorized by the Company (a) to file a UCC-1 financing statement describing the Collateral with the office of the Secretary of State of the Organizational Jurisdiction (as defined below) and (b) to file a short form version of this Agreement with the United States Patent and Trademark Office listing the Trademarks on Schedule A attached hereto that have been registered with the United States Patent and Trademark Office. So long as any of the Company’s Indebtedness has not been fully satisfied, the Company will promptly execute and deliver to the Secured Party such assignments, notices, financing statements or other documents and papers as the Secured Party may reasonably require from time to time in order to perfect and maintain the security interest in the Collateral granted to the Secured Party hereby and to give any third party notice of the Secured Party’s interest in the Collateral, and authorizes the Secured Party to prepare and file any such assignments, notices, financing statements, or other documents and any amendments to or continuances thereof, and to give any such notice. Upon the full and final discharge of all of the Indebtedness, the Secured Party will promptly, but in no event more than five (5) days thereafter, execute and deliver such documents as may be reasonably necessary and requested by the Company to release the Collateral from the security interest granted to the Secured Party in this Agreement, and if the Secured Party has not done so in such time period, the Company is authorized to file a termination statement of such assignments, notices, financing statements, or other documents on behalf of the Secured Party.

Section 1.04 Termination. When all the Indebtedness has been paid in full and discharged (including, without limitation, by means of conversion into Secured Convertible Promissory Notes), this Agreement, the Term Notes and the security interest granted to the Secured Party under this Agreement will terminate. Upon such termination, the Secured Party shall execute and deliver to the Company a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.

Section 1.05 Loan Agreement. This Agreement secures the Company’s obligations under the Bridge Loan Agreement by and between the Company and the Secured Party, dated as of March 9, 2020 (the “Loan Agreement”), and is subject to the terms thereof.

Section 1.06 Definitions. As used in this Agreement:

(a) “Capital Stock” shall mean (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

(b) “Copyrights” shall mean (i) all copyrights in all works of authorship, and derivative works thereof, fixed in any tangible medium of expression, including, without limitation, all databases, source code, object code and manuals, whether published or unpublished, whether statutory or common law, whether in the United States or any other country, and all applications, registrations, renewals, extensions and recordings relating thereto, in each case in which the Company has any right, title or interest, whether as author, assignee, transferee or otherwise, and all other rights of the Company pursuant to any Copyright License, (ii) all right, title and interest of the Company in all physical materials embodying any work with respect to which the Company owns or holds rights in any copyright or Copyright License, and (iii) the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto throughout the world, and all goodwill associated therewith, all extensions, continuations and renewals of any of the foregoing, and all proceeds of the foregoing, including licenses, fees, royalties, income, payments, claims, damages and proceeds of suit.

(c) “Copyright License” shall mean (i) any agreement, written or oral, naming the Company as licensor or licensee, granting any right in or to any Copyright, or (ii) any and all agreements, including, without limitation, assignments and consents, as any such agreements may from time to time be amended or supplemented, pursuant to which the Company has any direct or beneficial interest in any Copyright, or is a grantor of rights to any third party with respect to any Copyright, whether as a party to any such agreement or as an assignee of any rights under any such agreement, excluding, however, non-exclusive computer software licenses.

(d) “Excluded Stock” shall mean, collectively, (i) any present or future right, title or interest in the Atlanta Faze team (the “Team”) in the Call of Duty League (the “League”), including without limitation Capital Stock of Atlanta Faze, LLC, but only for such time and to such extent as the master agreement(s) between the Team and the League limit, prohibit or otherwise restrict an owner of the Team from pledging, granting a security interest in, or otherwise encumbering any right, title or interest in the Team (the “Restrictions”). Upon the termination of the Restrictions, all of Company’s equity interests in the Team shall be deemed Pledged Stock for all intents and purposes and shall no longer be considered Excluded Stock hereunder; and (ii) all membership interests/units of CTRL Holdings, LLC held by the Company (the “CRTL Interests”).

(e) “Investment Property” shall mean, collectively, (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC, and (b) whether or not constituting “investment property” as so defined, all Pledged Stock.

(f) “Issuers” shall mean, collectively, each issuer of any Investment Property.

(g) “Patents” shall mean (i) all patents and like protections, including patents, design patents and utility models, and all registrations and recordings thereof, including all applications, improvements, reissues, extensions, divisions, continuations and continuations-in-part thereof, and the inventions disclosed or claimed therein, including the right to make, sell and/or use the inventions disclosed or claimed therein, in each case in which the Company has any right, title or interest, (ii) all Patent Licenses, and (iii) the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, and all goodwill associated therewith, all extensions, continuations and renewals of any of the foregoing, and all proceeds of the foregoing, including licenses, fees, royalties, income, payments, claims, damages and proceeds of suit.

(h) “Patent Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to the Company of any right to manufacture, use or sell any invention covered by a Patent, and all rights of the Company under such agreement.

(i) “Permitted Liens” shall mean (i) liens in favor of the Secured Party created pursuant to this Agreement, (ii) any liens existing on the date of this Agreement and set forth on Schedule B attached hereto (so long as the obligations underlying such liens are not increased beyond the amount outstanding as of the date hereof), (iii) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of the Secured Party’s security interests, (iv) liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such liens have no priority over any of the Secured Party’s security interests, (v) liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than liens imposed by the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder), (vi) leases or subleases of real property granted in the ordinary course of the Company’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than intellectual property) granted in the ordinary course of the Company’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting the Secured Party a security interest therein, (vii) non-exclusive licenses of intellectual property granted to third parties in the ordinary course of business, and licenses of intellectual property that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States, (viii) liens in favor of financial institutions arising in connection with the Company’s accounts held at such institutions, (ix) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described in the foregoing clauses, provided that any extension, renewal or replacement lien shall be limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase, (x) encumbrances and restrictions on transfer imposed generally on securities by Federal and state securities laws, and (xi) liens on inventory acquired in the ordinary course of business to secure the purchase price of such inventory, provided that the lien does not cover any property other than the inventory so acquired. Solely in the case of the CTRL Interests, “Permitted Liens” will also be deemed to include any terms and conditions applicable to the CTRL Interests or the holders thereof set forth in the operating agreement of CTRL Holdings, LLC, as of the date hereof.

(j) “Person” shall mean an individual, a corporation, a limited liability company, a partnership, a limited partnership, a limited liability partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

(k) “Pledged Stock” shall mean all of the Capital Stock of each Issuer owned by the Company, including, without limitation, the Covered Subsidiaries (as defined in the Loan Agreement), together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, the Company while this Agreement is in effect, but shall specifically not include any of the Excluded Stock.

(l) “Trademarks” shall mean (i) all trademarks, service marks, trade names, corporate names, company names, business names, operating names, domain names, fictitious business names, trade styles, certification marks, collective marks, call signs, logos, other source of business identifiers, prints, labels and goods on which any of the foregoing appear or have appeared, designs (including product designs) and general intangibles of a like nature, anywhere in the world, whether registered or not and whether currently in use or not, all registrations and recordings thereof and all applications to register the same, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, (ii) all licenses to any of the foregoing, (iii) all reissues, extensions or renewals of any of the foregoing, (iv) all of the goodwill of the business connected with the use of, and symbolized by, the items described in the foregoing, and (v) all proceeds, fees, royalties, income or payments of, and rights associated with, the foregoing, including any claim by any grantor against third parties for past, present or future infringement or dilution of any of the foregoing, or for any injury to the goodwill associated with the use of any of the foregoing or for breach or enforcement of any license to any of the foregoing

(m) “Trademark Licenses” shall mean all agreements, written or oral, providing for the grant by or to the Company of any right to use any Trademark.

(n) “UCC” means the Delaware Uniform Commercial Code (as amended or supplemented from time to time), provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Delaware, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Secured Party that:

Section 2.01 Title; No Liens or Claims in Collateral. The Company owns all right, title and interest in and to the Collateral. Except for Permitted Liens, all of the Collateral is (and until the Term Notes have been paid in full and all the Indebtedness is fully satisfied will be) free and clear of all liens, security interests, mortgages, claims, rights, encumbrances and restrictions of any kind.

Section 2.02 No Bankruptcy. The Company is not subject to any bankruptcy case or insolvency proceedings before any court in any jurisdiction. In the ninety (90) days preceding the date of this Agreement, the Company has not received any threat in writing from any third party to subject the Company to any involuntary bankruptcy or insolvency proceeding.

Section 2.03 Company’s/Collateral Location; Changes. (a) The name of the Company set forth on the first page hereof is the true and correct legal name of the Company as set forth on the annual report of the Company filed with governmental authorities of the jurisdiction under whose laws the Company is organized (the “Organizational Jurisdiction”), and the Company has not done business as or used any other name within the five (5) year period preceding the date of this Agreement, other than Faze Clan Inc. and FaZe Clan LLC. The Company’s Organizational Jurisdiction and the organizational number, if any, assigned to the Company by the Organizational Jurisdiction is as follows: State of Delaware (6034764).

(b) The address of the Company’s office and the place where its business records are kept is as follows: 1800 North Highland Avenue, 6th Floor, Los Angeles, CA 90028. The address(es) of all locations of Collateral in the United States are set forth on Schedule C attached hereto.

Section 2.04 Organization; Good Standing. The Company is duly incorporated, validly existing and in good standing under the laws of the Organizational Jurisdiction and duly qualified and in good standing in every other jurisdiction in which the nature of its business or properties requires such qualification, except to the extent the failure to so qualify would not have a Material Adverse Effect.

Section 2.05 Authorization of Agreement; Consents; No Conflicts. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Company, and does not and will not, and the validity of the security interest created by this Agreement does not: (i) require any consent or approval of the stockholders or lenders of the Company except such as have been obtained; (ii) contravene the terms of the Company’s certificate of incorporation (as amended), bylaws, or other organizational papers of the Company; (iii) violate any applicable law, rule or regulation of any governmental agency; (iv) contravene any provision of any agreement, instrument, order or undertaking binding on the Company or by which any of its properties are bound or affected; (v) other than as contemplated hereby, result in or require the imposition of any lien on any of the properties of the Company; or (vi) other than filings required by the UCC and the United States Copyright Act and United States Patent and Trademark Act, require the approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other Person.

Section 2.06 Pledged Stock. (a) Schedule E attached hereto sets forth all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by the Company. The shares of Pledged Stock pledged by the Company hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by the Company, other than the Excluded Stock to the extent and only so long as the Restrictions are in effect.

(b) All of the Pledged Stock has been duly authorized, validly issued and is fully paid and non-assessable.

(c) The Company is the sole record and beneficial owner of, and has good and valid title to, the Investment Property pledged by it hereunder, prior to all other Liens on such Collateral except for Permitted Liens.

(d) The Company is not and will not become a party to or otherwise be bound by any agreement (except the Transaction Documents), including any shareholder agreement, limited partnership agreement or limited liability company operating agreement, which restricts in any manner the rights of any present or future holder of any Pledged Stock with respect thereto or restricts the right of the Secured Party to foreclose upon any such Pledged Stock. None of such Pledged Stock is subject to any option, right of first refusal, call, purchase or similar right of any Person.

(e) Notwithstanding anything to the contrary herein, the Company may merge one or more of the Issuers into the Company, or may dissolve one or more of the Issuers (in either event, an “Absorption”), without the prior consent of the Secured Party, so long as the result of the Absorption is that immediately after the Absorption the Company owns all of the assets owned by the Issuer immediately before the Absorption.

ARTICLE III

COVENANTS OF THE COMPANY

So long as any of the Company’s Indebtedness to the Secured Party has not been fully satisfied, the Company covenants and agrees with the Secured Party that:

Section 3.01 Condition of Collateral. The Company will maintain the Collateral in good condition and repair, ordinary wear and tear excepted.

Section 3.02 Taxes. The Company will pay all taxes due and owing by the Company at such time as they become due, subject to permitted extensions, provided that the Company need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by generally accepted accounting principles) by the Company.

Section 3.03 Insurance. To the extent practicable, the Company will maintain fire and casualty insurance sufficient in amount (subject to reasonable deductibles) to allow it to replace any of the Collateral that might be damaged or destroyed as ordinarily insured against by other owners in similar businesses conducted in the locations where the Company’s business is conducted on the date hereof.

Section 3.04 Sale of Collateral. The Company will not, without the prior written consent of the Secured Party, sell, lease, assign, transfer or otherwise dispose of the Collateral, any part thereof or any interest therein, or any of the Company’s rights therein, to any Person, other than the Secured Party, except

(i)  in a Liquidity Event (as defined in the Secured Convertible Promissory Notes), (ii) in the ordinary course of the Company’s business, (iii) for Permitted Liens, or (iv) in the case of CTRL Interests, dispositions of the CTRL Interests back to CTRL Holdings, LLC.

Section 3.05 Other Liens. Except for Permitted Liens, the Company will keep the Collateral free and clear of all liens, security interests, mortgages, claims, rights, encumbrances and restrictions of any kind. The Company shall defend its title to, and the Secured Party’s interest in, the Collateral against all claims and take any action necessary to remove any liens other than those permitted hereunder and defend the right, title and interest of the Secured Party in and to any of the Company’s rights in the Collateral.

Section 3.06 Name Change. The Company will not change its name, Organizational Jurisdiction, or chief executive office or place where its business records are kept, or move any Collateral to a location outside the United States, or merge into or consolidate with any other Person, unless the Company shall have given the Secured Party at least thirty (30) days’ prior written notice thereof and shall have delivered to the Secured Party such documentation as may be necessary or required by the Secured Party to ensure the continued perfection and priority of the security interests granted by this Agreement.

Section 3.07 Further Assurances. Upon the written request of the Secured Party, and at the sole expense of the Company, the Company will promptly execute and deliver such further instruments and documents and take such further actions as the Secured Party may reasonably deem desirable to secure, protect, perfect or enforce the security interest created hereunder or otherwise to obtain the full benefits of this Agreement and of the rights and powers herein granted.

Section 3.08 Pledged Stock. (a) Subject to the Intercreditor Agreement, if the Company shall become entitled to receive or shall receive any certificate in respect of any Pledged Stock (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization of such Pledged Stock), option or rights in respect of any Pledged Stock, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, the Company shall accept and hold the same for the benefit of the Secured Party and, within five (5) Business Days of such receipt, deliver the same forthwith to the Secured Party in the exact form received, duly endorsed by the Company to the Secured Party, if required, together with an undated stock transfer power covering such certificate duly executed in blank by the Company and otherwise in form and substance reasonably satisfactory to the Secured Party to be held by the Secured Party as additional Collateral under this Agreement.

(b) The Company shall cause each Issuer to comply with the terms of this Agreement, such that (i) such Issuer will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) the terms of Section IV below shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to said Section IV with respect to the Investment Property issued by it.

(c) Subject to the Intercreditor Agreement, during the continuance of an Event of Default, the Secured Party shall have the right, at any time in its discretion and without notice to the Company, to (i) transfer to or register in its name or in the name of its nominees any Pledged Stock, and (ii)  exchange any certificate or instrument representing or evidencing any Pledged Stock for certificates or instruments of smaller or larger denominations.

Section 3.09 Notices and Reports Pertaining to Collateral. The Company will, with respect to the Collateral:

(a) promptly furnish to the Secured Party, from time to time upon request, reasonable reports in form and detail reasonably satisfactory to the Secured Party, provided, however, that the Company will only be required to include information in such reports which it already possesses or controls (and the Company will not be required to conduct outside research or data collection efforts) and which will not take a material amount of time to collect, consolidate or organize; and

(b) promptly notify the Secured Party of any Lien asserted against the Collateral, including any attachment, levy, execution or other legal process levied against any of the Collateral, other than Permitted Liens, and of any information received by the Company relating to the Collateral, the account debtors, or other Persons obligated in connection therewith, that may materially adversely affect the value of the Collateral or the rights and remedies of the Secured Party with respect thereto.

Section 3.10 Copyrights, Patents and Trademarks. (a) Representations and Warranties. Schedule A attached hereto lists all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses owned by the Company in its own name as of the date hereof which are required for the conduct of the Company’s business. To the best of the Company’s knowledge, each such Copyright, Patent and Trademark listed on Schedule A attached hereto is valid, subsisting, unexpired, and enforceable and has not been abandoned. None of such Copyrights, Patents and Trademarks, other than the Excluded Collateral (as hereinafter defined), is the subject of any licensing or franchise agreement other than a license or franchise agreement entered into by the Company in the ordinary course of its business. To the Company’s knowledge, except as disclosed on Schedule D attached hereto, no holding, decision or judgment has been rendered by any governmental authority which would limit, cancel or question the validity of any such Copyright, Patent or Trademark. To the Company’s knowledge, except as disclosed on Schedule D attached hereto, no action or proceeding is pending (a) seeking to limit, cancel or question the validity of any such Copyright, Patent or Trademark, or (b) which, if adversely determined, would have a material adverse effect on the value of any such Copyright, Patent or Trademark.

(b) Covenants. Except where failure to perform any of the following actions could not reasonably be expected to have a Material Adverse Effect:

(i) The Company (either itself or through licensees) will (i) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use unless the Company, in its Permitted Discretion (as defined below), determines that the continued use of such Trademark is no longer in the Company’s interests, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Secured Party shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated, provided, however, nothing in this Section 3.10(b) shall require the Company to maintain the use of any Trademark, or manufacture or offer any product related thereto, if the Company determines, in its Permitted Discretion, that it is no longer in the Company’s interests to do so. “Permitted Discretion” means a determination made in good faith and in the exercise of commercially reasonable business judgment.

(ii) The Company will not do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated;

(iii) The Company (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve the Company’s material rights under all applicable copyright laws;

(iv) The Company will notify the Secured Party immediately if it knows, or has reason to know, that any Patent, Trademark or Copyright or any application or registration relating to any thereof, may become abandoned or lost, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal or similar office in any country) regarding the Company’s ownership of any Patent, Trademark or Copyright or its right to register the same or to keep and maintain the same;

(v) Whenever the Company, either by itself or through any agent, employee, licensee or designee, shall file (i) an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, or (ii) an application for registration of any Copyright with the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, the Company shall report such filing to the Secured Party within five (5) Business Days after the last day of the fiscal quarter in which such filing occurs;

(vi) The Company shall from time to time execute and deliver any and all agreements, instruments, documents, and papers as the Secured Party may reasonably request to evidence the Secured Party’s security in any Patent, Trademark or Copyright, other than Excluded Collateral, and the goodwill and general intangibles of the Company relating thereto or represented thereby, and the Company hereby constitutes the Secured Party its attorney-in-fact to execute and file all such writings and/or counterparts of this Agreement for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, such power, being coupled with an interest, is irrevocable until the Indebtedness is paid in full; and

(vii) In the event that the Company, in its sound reasonable judgement, determines that any Patent, Trademark or Copyright of the Company included in the Collateral is infringed, misappropriated or diluted by a third party, the Company shall promptly notify the Secured Party after it learns thereof and, at the Company’s sole expense, shall, unless the Company shall determine, in its Permitted Discretion, that such Patent, Trademark or Copyright is not of material value to the Company, promptly take appropriate remedial action, including, but not limited to, filing suit for infringement, misappropriation or dilution and seeking, where appropriate injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as the Company shall reasonably deem appropriate under the circumstances to protect such Patent, Trademark or Copyright.

Section 3.11 Excluded Stock. The Company has been, and is currently, negotiating the Restrictions, with a goal to have them removed from the Excluded Stock, or reduced; however, the Secured Party acknowledges that such removal or reduction may not occur or may require disclosure of the terms of the Company’s transactions with the Secured Party or information about the Secured Party itself, which the Company cannot share without the Secured Party’s consent and cooperation.

ARTICLE IV

RIGHTS AND REMEDIES UPON EVENT OF DEFAULT.

Section 4.01 General Remedies. In the event of an occurrence of any Event of Default under the Loan Agreement (as that term is defined in the Loan Agreement), including, without limitation, any Event of Default under the Loan Agreement arising from or in respect of the Company’s failure to observe or perform any obligation to be observed or performed by it hereunder, in addition to exercising any other rights or remedies the Secured Party may have under the Loan Agreement, at law or in equity, or pursuant to the provisions of the UCC, and subject to the Intercreditor Agreements, the Secured Party may, at its option and without demand first made, exercise any one or all of the following rights and remedies: (i) collect the Collateral and its proceeds; (ii) take possession of the Collateral wherever it may be found, using all reasonable means to do so, or require the Company to assemble the Collateral and make it available to the Secured Party at a place designated by the Secured Party that is reasonably convenient to the Company; (iii) proceed with the foreclosure of the security interest in the Collateral granted herein and the sale or endorsement and collection of the proceeds of the Collateral in any manner permitted by law or provided for herein; (iv) sell, lease or otherwise dispose of the Collateral at public or private sale, with or without having the Collateral at the place of sale; (v) institute a suit or other action against the Company for recovery on the Term Notes; (vi) exercise any rights and remedies of a secured party under the UCC; and/or (vii) offset, against any payment due from the Company to the Secured Party, the whole or any part of any indebtedness of the Secured Party to the Company. For the avoidance of doubt, the remedies set forth in this Agreement shall be subject to the terms of the Intercreditor Agreements.

Section 4.02 No Election of Remedies. The election by the Secured Party of any right or remedy will not prevent the Secured Party from exercising any other right or remedy against the Company.

Section 4.03 Proceeds. If an Event of Default occurs and is continuing, all proceeds and payments with respect to the Collateral will be retained by the Secured Party (or, if received by the Company, will be held in trust and will be forthwith delivered by the Company to the Secured Party in the original form received, endorsed in blank) and held by the Secured Party as part of the Collateral or applied by the Secured Party in accordance with Section 4.05 below.

Section 4.04 Sales of Collateral. Subject to the terms of the Intercreditor Agreements, any item of Collateral may be sold for cash or other value at public or private sale or other disposition and the proceeds thereof collected by or for the Secured Party as provided in the UCC or under other applicable law. The Company agrees to promptly execute and deliver, or promptly cause to be executed and delivered, such instruments, documents, assignments, waivers, certificates and affidavits and supply or cause to be supplied such further information and take such further action as the Secured Party may reasonably require in connection with any such sale or disposition. The Secured Party will have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived or released. If any notice of a proposed sale, lease, license or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale, lease, license or other disposition. Subject to the terms of the Intercreditor Agreements, the Secured Party agrees to give the Company ten (10) days’ prior written notice of any sale, lease, license or other disposition of Collateral (or any part thereof) by the Secured Party.

Section 4.05 Application of Proceeds. Subject to the terms of the Intercreditor Agreements, the proceeds of all sales and collections in respect of the Collateral, the payments and proceeds of the Collateral under Section 4.03 above, and any other proceeds the application of which is not otherwise specifically herein provided for, shall be applied as follows: (i) first, to the payment of the costs and expenses of such sale or sales and collections and the attorneys’ fees and out-of-pocket expenses incurred by the Secured Party relating to costs of collection; (ii) second, any surplus then remaining will be applied first, to the payment of all unpaid interest accrued under the Term Notes, and then to the payment of unpaid principal under the Term Notes; and (iii) third, any surplus then remaining will be paid to the Company.

Section 4.06 Additional Rights and Remedies Relating to Pledged Stock. Notwithstanding any of the Secured Party’s right and remedies under this Article IV, if an Event of Default occurs and is continuing, the Secured Party or its nominee shall have the exclusive right, subject to the Intercreditor Agreements, to exercise (i) all voting, corporate, limited liability company, partnership and other rights pertaining to the Pledged Stock at any meeting of stockholders, members, partners and the like of the relevant Issuer or otherwise (or by written consent), and (ii) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof, all without liability except to account for property actually received by it, but the Secured Party shall have no duty to the Company to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. The Company hereby authorizes and instructs each Issuer of any Investment Property pledged by the Company hereunder to comply with any instruction received by it from the Secured party in writing that states that an Event of Default has occurred and is continuing, without any other or further instructions from the Company, and the Company agrees that each Issuer shall be fully protected in so complying and shall have no duty or right to inquire as to the Secured Party’s authority to give such instruction, including the payment of any dividends or other payments with respect to the Investment Property directly to the Secured Party.

Section 4.07 Appointment as Attorney-In-Fact. (a) Appointment. The Company hereby irrevocably constitutes and appoints the Secured Party as the Company’s true and lawful attorney-in-fact, with full power of substitution, exercisable after the occurrence and during the continuation of an Event of Default, to convert the Collateral into cash at the sole risk, cost and expense of the Company, but for the sole benefit of the Secured Party. The rights and powers granted to the Secured Party by this appointment include, but are not limited to, the right and power to:

(i) Prosecute, defend, compromise, or release any action relating to the Collateral;

(ii) Endorse the name of the Company in favor of the Secured Party upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Company on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents respectively relating to the Collateral;

(iii) Sign the name of the Company on any notice to the Company’s account debtors or other obligors; sign the Company’s name on any proof of claim in any proceeding under any bankruptcy or insolvency law, and on notices of liens, claims of mechanic’s liens, or assignments or releases of mechanic’s liens; and

(iv) Use, license or transfer any or all general intangibles of the Company.

(b) Limitation of Secured Party’s Liability. The Secured Party shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 4.07(a) above, but if the Secured Party elects to do any such act or to exercise any of such powers, the Secured Party shall not be accountable for more than the Secured Party actually receives as a result of such exercise of power, and shall not be responsible to the Company for any act or omission to act except for any act or omission to act to the extent that the subject act or omission to act was grossly negligent or the result of willful misconduct on the part of the Secured Party.

ARTICLE V

PLEDGED UNCERTIFICATED CAPITAL STOCK.

Section 5.01 Notice of Security Interest. If any Issuer is an Issuer of Pledged Stock that is uncertificated (“Uncertificated Pledged Stock”) (each such Issuer, an “Uncertificated Issuer” and, collectively, the “Uncertificated Issuers”), such Issuer acknowledges that this Agreement constitutes written notification to each Uncertificated Issuer of the Secured Party’s security interest in the such Uncertificated Pledged Stock. The Company agrees to cause each Uncertificated Issuer to promptly make all necessary entries or notations in its books and records to reflect the Secured Party’s security interest in such Uncertificated Pledged Stock and, upon request by the Secured Party, to register the Secured Party as the registered owner of any or all of such Uncertificated Pledged Stock. Each Uncertificated Issuer acknowledges that the Secured Party has control over the applicable Uncertificated Pledged Stock.

Section 5.02 Collateral. The Company, on behalf of each Uncertificated Issuer, hereby represents and warrants to the Secured Party, and agrees that (i) no Uncertificated Pledged Stock of a limited liability company or a partnership are securities governed by Article 8 of the UCC, (ii) each Uncertificated Issuer’s jurisdiction is, and during the term of this Agreement shall remain, the state set forth on Schedule E attached hereto, (iii) Schedule E attached hereto contains a true and complete description of the Uncertificated Pledged Stock as of the date hereof and the Uncertificated Issuers will not change the registered owner of the Pledged Uncertificated Securities without the prior written consent of the Secured Party, except as otherwise permitted under this Agreement, (iv) it has not entered into, and will not enter into, any agreement with any other Person relating to the Uncertificated Pledged Stock pursuant to which it would be obligated to comply with Instructions (within the meaning of Section 8-106(c)(2) of the UCC) issued by such other Person, (v) it has not entered into, and will not enter into, any agreement purporting to limit or condition the obligation of such Uncertificated Issuer to comply with instructions as set forth in Section 5.01 above, (vi) except for the claims and interests of the Security Party and the Company in the Uncertificated Pledged Stock, such Uncertificated Issuer does not know of any claim to or security interest or other interest in the Uncertificated Pledged Stock, and (vii) if any Person asserts any lien, encumbrance, security interest or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) in or against the Uncertificated Pledged Stock, such Uncertificated Issuer will promptly notify the Company and the Secured Party thereof.

Section 5.03 Control. The Company will cause each Uncertificated Issuer, upon written direction from the Secured Party, upon the occurrence and during the continuance of an Event of Default, (a) to comply with all instructions and directions of any kind originated by the Secured Party concerning the Uncertificated Pledged Stock, to liquidate or otherwise dispose of the Uncertificated Pledged Stock as and to the extent directed by the Secured Party and to pay over to the Secured Party all proceeds without any set-off or deduction, and (b) except as otherwise directed by the Secured Party, not to comply with the instructions or directions of any kind originated by the Company or any other Person.

Section 5.04 Certification of Pledged Uncertificated Securities. Except at the direction, and subject to the instructions, of the Secured Party, (a) the Company shall not permit any Uncertificated Pledged Stock to, if such Uncertificated Pledged Stock is the Capital Stock of a limited liability company or partnership, become a security governed by Article 8 of the UCC, and (b) no Uncertificated Issuer shall permit any Uncertificated Pledged Stock to be evidenced by a certificate, instrument or other similar document, except to the extent the certificate representing such Capital Stock is delivered and pledged to the Secured Party at the time of such certification.

ARTICLE VI

GENERAL PROVISIONS.

Section 6.01 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company and the Secured Party contained in, or made pursuant to, this Agreement shall survive the execution and delivery of this Agreement.

Section 6.02 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties; provided, however, that the Company may not assign its rights or obligations hereunder without the prior written consent of the Secured Party, and the Secured Party may only assign its rights and obligations hereunder together as a whole (such rights and obligations may not be subdivided) to the person or entity then holding the Term Notes with a majority of the principal amount outstanding at such time under all of the Term Notes.

Section 6.03 Governing Law. This Agreement shall be governed by and be construed under the laws of the State of New York in all respects as such laws are applied to agreements among New York residents entered into and performed entirely within New York, without giving effect to conflicts or choice of laws principles thereof.

Section 6.04 Jury Trial Waiver; Waiver of Bond; Jurisdiction. (a) EACH OF THE COMPANY AND THE SECURED PARTY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN SECURED PARTY AND THE DEBTOR ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. THE COMPANY AND THE SECURED PARTY HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(b) THE COMPANY WAIVES THE POSTING OF ANY BOND OR OTHER FORM OF SECURITY OTHERWISE REQUIRED OF THE SECURED PARTY IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON ANY COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE SECURED PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT, THE PURCHASE AGREEMENT, ANY OF THE OTHER AGREEMENTS OR ANY OTHER INSTRUMENT, AGREEMENT OR DOCUMENT BETWEEN THE SECURED PARTY AND THE COMPANY OR BY THE COMPANY IN FAVOR OF THE SECURED PARTY.

(c) ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFOREMENTIONED COURTS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR BASED ON UPON 28 U.S.C. § 1404, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING AND ADJUDICATION OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

(d) THE COMPANY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS FOR NOTICES AS SET FORTH IN THE PURCHASE AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE SECURED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. TO THE EXTENT THAT THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS.

Section 6.05 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement may be executed and delivered by facsimile, or by e-mail in portable document format (.pdf), and delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

Section 6.06 Headings. The headings and captions used in this Agreement are used only for convenience and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

Section 6.07 Notices. All notices and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given if given in accordance with Section 7.05 of the Loan Agreement.

Section 6.08 Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Secured Party.

Section 6.09 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

Section 6.10 Entire Agreement. This Agreement, the Loan Agreement, the Intercreditor Agreement, the Term Notes and the exhibits hereto and thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Pledge and Security Agreement to be executed and delivered as of the date first written above.

COMPANY:

FAZE CLAN INC.

By:	/s/ Lee Trink
Name:	Lee Trink
Title:	President and Chief Executive Officer

[Signature Page to Faze Clan Inc. Pledge And Security Agreement]

SECURED PARTY:

B. RILEY PRINCIPAL COMMERCIAL CAPITAL, LLC

By:	/s/ Daniel Shribman
Name:	Daniel Shribman
Title:	Chief Information Officer

[Signature Page to Faze Clan Inc. Pledge And Security Agreement]

EXHIBIT A

COLLATERAL

All right, title, interest, claims and demands of the Company in and to the following assets and property, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof: all personal and fixture property of every kind and nature, including, without limitation, all goods (including inventory, equipment, and accessions thereto) instruments (including promissory notes), documents, accounts (which, for the avoidance of doubt, includes accounts receivable), including health care insurance receivables, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other Investment Property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles, including, without limitation, all payment intangibles, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which the Company possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Company, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics. Unless otherwise defined in the corpus of this Agreement, the terms used in the immediately preceding sentence shall have, where applicable, the respective meanings ascribed to them in the UCC.

Notwithstanding the foregoing, Collateral shall not include any property that (i) the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral, or (ii) constitutes the capital stock of a controlled foreign corporation (as defined in the Internal Revenue Code of 1986, as amended, and the regulations thereunder), in excess of 65% of the voting power of all classes of capital stock of such controlled foreign corporations entitled to vote.

Further, notwithstanding the first paragraph of this Exhibit A, Collateral shall not include (i) the Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses or any other intellectual property or intellectual property rights relating to the Atlanta Faze team in the Call of Duty League, including without limitation present or future Trademarks, Copyrights, Patents and related applications, in any jurisdiction for Atlanta Faze’s team name or logo(s), (ii) that certain Trademark registered with the Europe Union with registration number 018047107 and registration date of July 19, 2019, and (iii) any Excluded Stock (the foregoing clauses (i) and (ii), collectively, the “Excluded Collateral”).

Ex A-1